RYAN SPECIALTY REPORTS FIRST QUARTER 2025 RESULTS
- Total Revenue grew 25.0% year-over-year to $690.2 million -
- Organic Revenue Growth Rate* of 12.9% year-over-year -
- Net Income of $(4.4) million, or $(0.22) per diluted share -
- Adjusted EBITDAC* grew 27.5% year-over-year to $200.5 million -
- Adjusted Net Income increased 13.0% year-over-year to $107.8 million -
- Adjusted Diluted Earnings Per Share grew 11.4% or $0.39 per diluted share -
May 1, 2025 | CHICAGO, IL — Ryan Specialty Holdings, Inc. (NYSE: RYAN) (“Ryan Specialty” or the “Company”),
a leading international specialty insurance firm, today announced results for the first quarter ended March 31,
2025.
First Quarter 2025 Highlights
•Revenue grew 25.0% year-over-year to $690.2 million, compared to $552.0 million in the prior-year period
•Organic Revenue Growth Rate* was 12.9% for the quarter, compared to 13.7% in the prior-year period
•Net Income decreased $45.1 million year-over-year to $(4.4) million, compared to $40.7 million in the prior-year period. Diluted Loss Per Share was $(0.22)
•Adjusted EBITDAC* increased 27.5% to $200.5 million, compared to $157.2 million in the prior-year period
•Adjusted EBITDAC Margin* of 29.1%, compared to 28.5% in the prior-year period
•Adjusted Net Income* increased 13.0% to $107.8 million, compared to $95.4 million in the prior-year period
•Adjusted Diluted Earnings Per Share* increased 11.4% to $0.39, compared to $0.35 in the prior-year period
•Capital return to shareholders and LLC unit holders was $21.9 million of regular dividends and distributions
“It was a strong start to 2025 for Ryan Specialty as we continue to deliver the innovative solutions our clients and trading partners have come to expect,” said Patrick G. Ryan, Founder and Executive Chairman of Ryan
Specialty. “We grew total revenue 25%, supported by organic growth of nearly 13% and excellent contributions from M&A, which also added 13% to our top line, partially offset by a slight decline in fiduciary investment income. We grew Adjusted EBITDAC 27.5% while continuing to expand our margins and grew
Adjusted Diluted EPS by 11.4%. We believe we remain well positioned to deliver another strong year across the firm.”
“We picked up nicely from the close of 2024, leveraging our differentiated talent to win additional new business and gain market share,” added Tim Turner, Chief Executive Officer of Ryan Specialty. “We remain confident that we will be able to navigate through the current challenging macro environment given our diverse product and services offering, durable business model, and the resiliency of the specialty and E&S markets. As a result, we continue to believe we have a tremendous runway to deliver sustainable growth over the long term, and to create additional value for our shareholders.”

Summary of First Quarter 2025 Results

	Three Months Ended March 31,		Change
(in thousands, except percentages and per share data)	2025	2024	$	%
GAAP financial measures
Total revenue	$690,166	$552,046	$138,120	25.0%
Net commissions and fees	676,128	537,887	138,241	25.7
Compensation and benefits	430,289	373,527	56,762	15.2
General and administrative	106,060	75,867	30,193	39.8
Total operating expenses	589,931	479,397	110,534	23.1
Operating income	100,235	72,649	27,586	38.0
Net income (loss)	(4,389)	40,677	(45,066)	NM
Net income (loss) attributable to Ryan Specialty Holdings, Inc.	(27,642)	16,535	(44,177)	NM
Compensation and benefits expense ratio (1)	62.3%	67.7%
General and administrative expense ratio (2)	15.4%	13.7%
Net income (loss) margin (3)	(0.6)%	7.4%
Earnings (loss) per share (4)	$(0.22)	$0.14
Diluted earnings (loss) per share (4)	$(0.22)	$0.13
Non-GAAP financial measures*
Organic revenue growth rate	12.9%	13.7%
Adjusted compensation and benefits expense	$397,428	$330,022	$67,406	20.4%
Adjusted compensation and benefits expense ratio	57.6%	59.8%
Adjusted general and administrative expense	$92,237	$64,802	$27,435	42.3%
Adjusted general and administrative expense ratio	13.4%	11.7%
Adjusted EBITDAC	$200,501	$157,222	$43,279	27.5%
Adjusted EBITDAC margin	29.1%	28.5%
Adjusted net income	$107,839	$95,417	$12,422	13.0%
Adjusted net income margin	15.6%	17.3%
Adjusted diluted earnings per share	$0.39	$0.35	$0.04	11.4%
* For a definition and a reconciliation of Organic revenue growth rate, Adjusted compensation and benefits expense,
Adjusted compensation and benefits ratio, Adjusted general and administrative expense, Adjusted general and administrative expense ratio, Adjusted EBITDAC, Adjusted EBITDAC margin, Adjusted net income, Adjusted net income margin, and Adjusted diluted earnings per share to the most directly comparable GAAP measure, see “Non-
GAAP Financial Measures and Key Performance Indicators” below.
NMNot Meaningful
(1)Compensation and benefits expense ratio is defined as Compensation and benefits divided by Total revenue.
(2)General and administrative expense ratio is defined as General and administrative expense divided by Total revenue.
(3)Net income margin is defined as Net income divided by Total revenue.
(4)See “Note 9, Earnings (Loss) Per Share” of the unaudited quarterly consolidated financial statements.

First Quarter 2025 Review*
Total revenue for the first quarter of 2025 was $690.2 million, an increase of 25.0% compared to $552.0 million in the prior-year period. This increase was primarily due to continued solid Organic revenue growth of
12.9%, driven by new client wins and expanded relationships with existing clients, coupled with continued
expansion of the E&S market, revenue from acquisitions completed within the trailing twelve months ended
March 31, 2025, changes in contingent commissions, and the impact of foreign exchange rates. We experienced growth across the majority of our casualty lines and modest growth in property.
Total operating expenses for the first quarter of 2025 were $589.9 million, a 23.1% increase compared to the prior-year period. This increase was primarily due to an increase in Compensation and benefits expense compared to the prior-year period resulting from higher compensation due to growth in headcount and revenue growth, and an increase in Acquisition related long-term incentive compensation, partially offset by lower Change in contingent consideration due to a downward adjustment on the US Assure earn-out, and lower Restructuring and related expenses due to the completion of the ACCELERATE 2025 program. General and administrative expense also increased compared to the prior-year period due to an increase in IT and professional services, higher expenses to accommodate revenue growth, and higher travel and entertainment expense.
Net income for the first quarter of 2025 decreased $45.1 million to a loss of $(4.4) million, compared to $40.7 million of income in the prior-year period. The decrease was mainly due to higher Income tax expense during the period related to the legal entity reorganization associated with and subsequent to the Velocity acquisition, which is non-recurring and non-cash, partially offset by stronger year-over-year revenue growth.
Adjusted EBITDAC grew 27.5% to $200.5 million from $157.2 million in the prior-year period. Adjusted
EBITDAC margin for the quarter was 29.1%, compared to 28.5% in the prior-year period. The increase in
Adjusted EBITDAC was driven primarily by solid revenue growth, partially offset by higher Adjusted compensation and benefits expense, as well as higher Adjusted general and administrative expense.
Adjusted net income for the first quarter of 2025 increased 13.0% to $107.8 million, compared to $95.4 million in the prior-year period. Adjusted net income margin was 15.6%, compared to 17.3% in the prior-year period.
Adjusted diluted earnings per share for the first quarter of 2025 increased 11.4% to $0.39, compared to $0.35 in the prior-year period.
*For the definition of each of the non-GAAP measures referred to above, as well as a reconciliation of such non-GAAP measures to their most directly comparable GAAP measures, see “Non-GAAP Financial Measures and Key
Performance Indicators” below.

First Quarter 2025 Net Commissions and Fees by Specialty and Revenue by Type
Growth in Net commissions and fees in all specialties was primarily driven by solid organic growth.

	Three Months Ended March 31,
(in thousands, except percentages)	2025	% of total	2024	% of total	Change
Wholesale Brokerage	$360,788	53.4%	$323,445	60.1%	$37,343	11.5%
Binding Authorities	101,950	15.1	88,635	16.5	13,315	15.0
Underwriting Management	213,390	31.5	125,807	23.4	87,583	69.6
Total net commissions and fees	$676,128		$537,887		$138,241	25.7%
The following tables sets forth our revenue by type of commission and fees:

	Three Months Ended March 31,
(in thousands, except percentages)	2025	% of total	2024	% of total	Change
Net commissions and policy fees	$623,966	92.3%	$494,445	91.9%	$129,521	26.2%
Supplemental and contingent commissions	37,773	5.6	29,256	5.5	8,517	29.1
Loss mitigation and other fees	14,389	2.1	14,186	2.6	203	1.4
Total net commissions and fees	$676,128		$537,887		$138,241	25.7%
Liquidity and Financial Condition
As of March 31, 2025, the Company had Cash and cash equivalents of $203.5 million and outstanding debt principal of $3.7 billion.
Quarterly Dividend
On May 1, 2025, the Company's board of directors declared a regular quarterly dividend of $0.12 per share on the outstanding Class A common stock. The regular quarterly dividend will be payable on May 27, 2025 to stockholders of record as of the close of business on May 13, 2025. A portion of the dividend, $0.05 per share, will be funded by free cash flow from Ryan Specialty, LLC and will be paid to all holders of the Company's Class
A common stock and the holders of the LLC Common Units (as defined below).
Full Year 2025 Outlook*
The Company is maintaining its full year 2025 outlook for Organic Revenue Growth Rate and Adjusted EBITDAC
Margin as follows:
•Organic Revenue Growth Rate guidance for full year 2025 is between 11.0% – 13.0%
•Adjusted EBITDAC Margin guidance for full year 2025 is between 32.5% – 33.5%
The Company is unable to provide a comparable outlook for, or a reconciliation to, Total revenue growth rate or Net income margin because it cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. Its inability to do so is due to the inherent difficulty in forecasting the timing of items that have not yet occurred and quantifying certain amounts that are necessary for such reconciliation, including variations in effective tax rate, expenses to be incurred for acquisition activities, and other one-time or exceptional items.

*For a definition of Organic revenue growth rate and Adjusted EBITDAC margin, see “Non-GAAP Financial Measures and
Key Performance Indicators” below.
Conference Call Information
Ryan Specialty will hold a conference call to discuss the financial results at 4:45pm Eastern Time on May 1,
2025. Interested parties may access the conference call through the live webcast, which can be accessed at
https://ryan-specialty-q1-2025-earnings-call.open-exchange.net/welcome or by visiting the Company’s
Investor Relations website. Please join the live webcast at least 10 minutes prior to the scheduled start time.
A webcast replay of the call will be available on the Company’s website at ryanspecialty.com in its Investors section for one year following the call.
About Ryan Specialty
Founded in 2010, Ryan Specialty (NYSE: RYAN) is a service provider of specialty products and solutions for insurance brokers, agents, and carriers. Ryan Specialty provides distribution, underwriting, product development, administration, and risk management services by acting as a wholesale broker and a managing underwriter with delegated authority from insurance carriers. Our mission is to provide industry-leading innovative specialty insurance solutions for insurance brokers, agents, and carriers. Learn more at
ryanspecialty.com.
Forward-Looking Statements
All statements in this release and in the corresponding earnings call that are not historical are “forward-
looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve substantial risks and uncertainties. For example, all statements the Company makes relating to its estimated and projected costs, expenditures, cash flows, growth rates and financial results, its plans, anticipated amount and timing of cost savings relating to the restructuring plan, or its plans and objectives for future operations, growth initiatives, or strategies and the statements under the caption “Full Year 2025 Outlook” are forward-
looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,”
“may,” “will,” “should,” “can have,” “likely” and variations of such words and similar expressions are intended to identify such forward-looking statements. All forward-looking statements are subject to risks and uncertainties, known and unknown, that may cause actual results to differ materially from those that the
Company expected. Specific factors that could cause such a difference include, but are not limited to, those disclosed previously in the Company’s filings with the Securities and Exchange Commission (“SEC”).
For more detail on the risk factors that may affect the Company’s results, see the section entitled ‘‘Risk
Factors’’ in our most recent annual report on Form 10-K filed with the SEC, and in other documents filed with, or furnished to, the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Given these factors, as well as other variables that may affect the Company’s operating results, you are cautioned not to place undue reliance on these forward-looking statements, not to assume that past financial performance will be a reliable indicator of future performance, and not to use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release and on the related earnings call relate only to events as of the date hereof. The Company does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions, or otherwise.
Non-GAAP Financial Measures and Key Performance Indicators
In assessing the performance of the Company’s business, non-GAAP financial measures are used that are derived from the Company’s consolidated financial information, but which are not presented in the Company’s consolidated financial statements prepared in accordance with GAAP. The Company considers these non-
GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax positions, depreciation, amortization, and certain other items that the Company believes are not representative of its core business. The Company uses the following non-GAAP measures for business planning purposes, in measuring performance relative to that of its competitors, to help investors to understand the nature of the Company's growth, and to enable investors to evaluate the run-rate performance of the Company. Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the consolidated financial statements prepared and presented in accordance with GAAP. The footnotes to the reconciliation tables below should be read in conjunction with the unaudited consolidated quarterly financial statements in the Company's Quarterly Report on form 10-Q filed with the
SEC. Industry peers may provide similar supplemental information but may not define similarly-named metrics in the same way and may not make identical adjustments.
Organic revenue growth rate: Organic revenue growth rate represents the percentage change in Net commissions and fees, as compared to the same period for the prior year, adjusted to eliminate revenue attributable to acquisitions for the first twelve months of ownership, revenue attributable to sold businesses for the subsequent twelve months after the sale, and other items such as contingent commissions and the impact of changes in foreign exchange rates.
Adjusted compensation and benefits expense: Adjusted compensation and benefits expense is defined as
Compensation and benefits expense adjusted to reflect items such as (i) equity-based compensation, (ii)
acquisition and restructuring related compensation expenses, and (iii) other exceptional or non-recurring compensation expenses, as applicable. The most directly comparable GAAP financial metric is Compensation and benefits expense.
Adjusted general and administrative expense: Adjusted general and administrative expense is defined as
General and administrative expense adjusted to reflect items such as (i) acquisition and restructuring related general and administrative expenses, and (ii) other exceptional or non-recurring general and administrative expenses, as applicable. The most directly comparable GAAP financial metric is General and administrative expense.
Adjusted compensation and benefits expense ratio: Adjusted compensation and benefits expense ratio is defined as the Adjusted compensation and benefits expense as a percentage of Total revenue. The most directly comparable GAAP financial metric is Compensation and benefits expense ratio.
Adjusted general and administrative expense ratio: Adjusted general and administrative expense ratio is defined as the Adjusted general and administrative expense as a percentage of Total revenue. The most directly comparable GAAP financial metric is General and administrative expense ratio.
Adjusted EBITDAC: Adjusted EBITDAC is defined as Net income (loss) before Interest expense, net, Income tax expense, Depreciation, Amortization, and Change in contingent consideration, adjusted to reflect items such as (i) equity-based compensation, (ii) acquisition-related expenses, and (iii) other exceptional or non-recurring items, as applicable. Acquisition-related expense includes one-time diligence, transaction-related, and integration costs. Acquisition-related expense includes a $2.5 million charge for the three months ended
March 31, 2024, related to a deal-contingent foreign exchange forward contract associated with the Castel acquisition. The remaining charges in both years represent typical one-time diligence, transaction-related, and integration costs. Acquisition-related long-term incentive compensation arises from changes to long-term incentive plans associated with acquisitions. Restructuring and related expense consists of compensation and benefits, occupancy, contractors, professional services, and license fees related to the ACCELERATE 2025 program. The compensation and benefits expense included severance as well as employment costs related to services rendered between the notification and termination dates and other termination payments.
Amortization and expense is composed of charges related to discontinued prepaid incentive programs. For the three months ended March 31, 2025, Other non-operating loss (income) was composed of $0.3 million income from seller reimbursement of acquisition-related retention incentives and $0.1 million sublease income. For the three months ended March 31, 2024, Other non-operating loss (income) included $1.9 million of expense related to fees associated with our term loan repricing offset by $0.1 million of sublease income. Equity-based compensation reflects non-cash equity-based expense. Initial Public Offering (the "IPO") related expenses include compensation-related expense primarily related to the expense for new awards issued at IPO as well as expense related to the revaluation of existing equity awards at IPO. Total revenue less Adjusted compensation and benefits expense and Adjusted general and administrative expense is equivalent to
Adjusted EBITDAC. For a breakout of compensation and general and administrative costs for each addback refer to the Adjusted compensation and benefits expense and Adjusted general and administrative expense tables below. The most directly comparable GAAP financial metric to Adjusted EBITDAC is Net income (loss).
Adjusted EBITDAC margin: Adjusted EBITDAC margin is defined as Adjusted EBITDAC as a percentage of Total revenue. The most directly comparable GAAP financial metric is Net income (loss) margin.
Adjusted net income: Adjusted net income is defined as tax-effected earnings before amortization and certain items of income and expense, gains and losses, equity-based compensation, acquisition related long-term incentive compensation, acquisition-related expenses, costs associated with our IPO, and certain exceptional or non-recurring items. The Company will be subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to its allocable share of any net taxable income of Ryan Specialty,
LLC (together with its parent New Ryan Specialty, LLC and their subsidiaries, the “LLC”). For comparability purposes, this calculation incorporates the impact of federal and state statutory tax rates on 100% of the
Company's adjusted pre-tax income as if the Company owned 100% of Ryan Specialty, LLC. The most directly comparable GAAP financial metric is Net income (loss).
Adjusted net income margin: Adjusted net income margin is defined as Adjusted net income as a percentage of Total revenue. The most directly comparable GAAP financial metric is Net income (loss) margin.
Adjusted diluted earnings per share: Adjusted diluted earnings per share is defined as Adjusted net income divided by diluted shares outstanding after adjusting for the effect if 100% of the outstanding LLC Common
Units (“LLC Common Units”), together with the shares of Class B common stock, vested Class C Incentive Units, and unvested equity awards were exchanged into shares of Class A common stock as if 100% of unvested equity awards were vested. The most directly comparable GAAP financial metric is Diluted earnings per share.
Credit Adjusted EBITDAC: Credit Adjusted EBITDAC is defined as Adjusted EBITDAC as further adjusted without duplication for: acquired EBITDAC from the beginning of the applicable twelve month reference period through the acquisition close date, certain annualized run rate expected cost savings and initiatives, and certain other adjustments as permitted in calculating leverage ratios under our debt agreements. The
Company presents Credit Adjusted EBITDAC as an additional measure of liquidity and leverage. The calculation of Credit Adjusted EBITDAC pursuant to our debt agreements permits certain estimates and assumptions that may differ from actual results.
The summary unaudited consolidated financial data for the twelve months ended March 31, 2025, presented was derived by adding the consolidated financial data of the Company for the year ended December 31, 2024, to the consolidated financial data of the Company for the three months ended March 31, 2025, and subtracting the consolidated financial data of the Company for the three months ended March 31, 2024. The summary unaudited consolidated financial data for the twelve months ended March 31, 2025, has been prepared for illustrative purposes only and is not necessarily representative of our results of operations for any future period or our financial condition at any future date.
The reconciliation of the above non-GAAP measures to each of their most directly comparable GAAP financial measure is set forth in the reconciliation table accompanying this release.

With respect to the Organic revenue growth rate and Adjusted EBITDAC margin outlook presented in the “Full
Year 2025 Outlook” section of this press release, the Company is unable to provide a comparable outlook for, or a reconciliation to, Total revenue growth rate or Net income (loss) margin because it cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. Its inability to do so is due to the inherent difficulty in forecasting the timing of items that have not yet occurred and quantifying certain amounts that are necessary for such reconciliation, including variations in effective tax rate, expenses to be incurred for acquisition activities, and other one-time or exceptional items.
Contacts:

Investor Relations Nicholas Mezick VP, Investor Relations Ryan Specialty IR@ryanspecialty.com Phone: (312) 784-6152	Media Relations Alice Phillips Topping SVP, Chief Marketing & Communications Officer Ryan Specialty Alice.Topping@ryanspecialty.com Phone: (312) 635-5976

Consolidated Statements of Income (Unaudited)

	Three Months Ended March 31, 2025
(in thousands, except percentages and per share data)	2025	2024
Revenue
Net commissions and fees	$676,128	$537,887
Fiduciary investment income	14,038	14,159
Total revenue	$690,166	$552,046
Expenses
Compensation and benefits	430,289	373,527
General and administrative	106,060	75,867
Amortization	64,985	27,988
Depreciation	2,639	2,080
Change in contingent consideration	(14,042)	(65)
Total operating expenses	$589,931	$479,397
Operating income	$100,235	$72,649
Interest expense, net	54,508	29,400
(Income) from equity method investment in related party	(4,937)	(5,606)
Other non-operating loss (income)	(377)	1,752
Income before income taxes	$51,041	$47,103
Income tax expense	55,430	6,426
Net income (loss)	$(4,389)	$40,677
GAAP financial measures
Total revenue	$690,166	$552,046
Net commissions and fees	676,128	537,887
Compensation and benefits	430,289	373,527
General and administrative	106,060	75,867
Net income (loss)	(4,389)	40,677
Compensation and benefits expense ratio (1)	62.3%	67.7%
General and administrative expense ratio (2)	15.4%	13.7%
Net income (loss) margin (3)	(0.6) %	7.4%
Earnings (loss) per share (4)	$(0.22)	$0.14
Diluted earnings (loss) per share (4)	$(0.22)	$0.13
Non-GAAP Financial Measures (Unaudited)

	Three Months Ended March 31, 2025
(in thousands, except percentages and per share data)	2025	2024
Non-GAAP financial measures*
Organic revenue growth rate	12.9%	13.7%
Adjusted compensation and benefits expense	$397,428	$330,022
Adjusted compensation and benefits expense ratio	57.6%	59.8%
Adjusted general and administrative expense	$92,237	$64,802
Adjusted general and administrative expense ratio	13.4%	11.7%
Adjusted EBITDAC	$200,501	$157,222
Adjusted EBITDAC margin	29.1%	28.5%
Adjusted net income	$107,839	$95,417
Adjusted net income margin	15.6%	17.3%
Adjusted diluted earnings per share	$0.39	$0.35

Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)	March 31, 2025	December 31, 2024
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$203,549	$540,203
Commissions and fees receivable – net	432,476	389,758
Fiduciary cash and receivables	3,888,694	3,739,727
Prepaid incentives – net	9,248	9,219
Other current assets	75,143	109,951
Total current assets	$4,609,110	$4,788,858
NON-CURRENT ASSETS
Goodwill	3,024,348	2,646,676
Customer relationships	1,554,690	1,392,048
Other intangible assets	97,993	83,674
Prepaid incentives – net	15,824	17,442
Equity method investment in related party	72,443	70,877
Property and equipment – net	60,396	50,209
Lease right-of-use assets	131,585	133,256
Deferred tax assets	308,862	448,289
Other non-current assets	14,788	18,589
Total non-current assets	$5,280,929	$4,861,060
TOTAL ASSETS	$9,890,039	$9,649,918
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$197,177	$249,200
Accrued compensation	229,821	486,322
Operating lease liabilities	22,297	22,107
Tax Receivable Agreement liabilities	24,411	—
Short-term debt and current portion of long-term debt	36,208	51,732
Fiduciary liabilities	3,888,694	3,739,727
Total current liabilities	$4,398,608	$4,549,088
NON-CURRENT LIABILITIES
Accrued compensation	57,558	49,362
Operating lease liabilities	155,735	159,231
Long-term debt	3,652,783	3,231,128
Tax Receivable Agreement liabilities	422,975	436,296
Deferred tax liabilities	38,943	39,922
Other non-current liabilities	106,124	86,606
Total non-current liabilities	$4,434,118	$4,002,545
TOTAL LIABILITIES	$8,832,726	$8,551,633
STOCKHOLDERS’ EQUITY
Class A common stock ($0.001 par value; 1,000,000,000 shares authorized, 126,032,889 and 125,411,089 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively)	126	125
Class B common stock ($0.001 par value; 1,000,000,000 shares authorized, 135,957,649 and 135,456,313 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively)	136	136
Class X common stock ($0.001 par value; 10,000,000 shares authorized, 640,784 shares issued and 0 outstanding at March 31, 2025 and December 31, 2024)	—	—
Preferred stock ($0.001 par value; 500,000,000 shares authorized, 0 shares issued and outstanding at March 31, 2025 and December 31, 2024)	—	—
Additional paid-in capital	458,446	506,258
Retained earnings	79,338	122,939
Accumulated other comprehensive income (loss)	4,472	(1,796)
Total stockholders’ equity attributable to Ryan Specialty Holdings, Inc.	$542,518	$627,662
Non-controlling interests	514,795	470,623
Total stockholders’ equity	$1,057,313	$1,098,285
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,890,039	$9,649,918

Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
(in thousands)	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(4,389)	$40,677
Adjustments to reconcile net income (loss) to cash flows provided by operating activities:
Income from equity method investment in related party	(4,937)	(5,606)
Amortization	64,985	27,988
Depreciation	2,639	2,080
Prepaid and deferred compensation expense	10,799	918
Non-cash equity-based compensation	19,873	17,310
Amortization of deferred debt issuance costs	2,374	3,409
Amortization of interest rate cap premium	1,739	1,739
Deferred income tax expense	2,720	2,139
Deferred income tax expense from common control reorganization	48,115	—
Changes in operating assets and liabilities, net of acquisitions:
Commissions and fees receivable – net	(17,088)	(4,751)
Accrued interest liability	(11,801)	5,958
Other current and non-current assets	41,130	2,061
Other current and non-current accrued liabilities	(298,984)	(210,461)
Total cash flows used in operating activities	$(142,825)	$(116,539)
CASH FLOWS FROM INVESTING ACTIVITIES
Business combinations – net of cash acquired and cash held in a fiduciary capacity	(555,641)	—
Capital expenditures	(16,730)	(7,628)
Asset acquisitions	(664)	—
Total cash flows used in investing activities	$(573,035)	$(7,628)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on Revolving Credit Facility	574,056	—
Repayments on Revolving Credit Facility	(150,000)	—
Debt issuance costs paid	(1,548)	—
Repayment of term debt	(4,250)	—
Receipt of contingently returnable consideration	1,927	—
Payment of contingent consideration	(25,150)	—
Receipt of taxes related to net share settlement of equity awards	1,569	130
Taxes paid related to net share settlement of equity awards	(1,700)	(130)
Class A common stock dividends and Dividend Equivalents paid	(15,074)	(40,021)
Distributions and Declared Distributions paid to non-controlling LLC Unitholders	(6,796)	(5,617)
Payment of accrued return on Ryan Re preferred units	(85)	(1,883)
Net change in fiduciary liabilities	(36,109)	37,326
Total cash flows provided by (used in) financing activities	$336,840	$(10,195)
Effect of changes in foreign exchange rates on cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	10,081	(657)
NET CHANGE IN CASH, CASH EQUIVALENTS, AND CASH AND CASH EQUIVALENTS HELD IN A FIDUCIARY CAPACITY	$(368,939)	$(135,019)
CASH, CASH EQUIVALENTS, AND CASH AND CASH EQUIVALENTS HELD IN A FIDUCIARY CAPACITY—Beginning balance	1,680,805	1,756,332
CASH, CASH EQUIVALENTS, AND CASH AND CASH EQUIVALENTS HELD IN A FIDUCIARY CAPACITY—Ending balance	$1,311,866	$1,621,313
Reconciliation of cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity
Cash and cash equivalents	$203,549	$665,420
Cash and cash equivalents held in a fiduciary capacity	1,108,317	955,893
Total cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	$1,311,866	$1,621,313

Reconciliation of Organic Revenue Growth Rate

	Three Months Ended March 31,
(in thousands, except percentages)	2025	2024
Current period Net commissions and fees revenue	$676,128	$537,887
Less: Current period contingent commissions	(30,463)	(24,503)
Less: Revenue attributable to sold businesses	(146)	—
Net Commissions and fees revenue excluding contingent commissions	$645,519	$513,385

Prior period Net commissions and fees revenue	$537,887	$447,513
Less: Prior year contingent commissions	(24,503)	(21,635)
Less: Revenue attributable to sold businesses	(539)	—
Prior period Net commissions and fees revenue excluding contingent commissions	$512,845	$425,878

Change in Net commissions and fees revenue excluding contingent commissions	$132,674	$87,507
Less: Mergers and acquisitions Net commissions and fees revenue excluding contingent commissions	(67,155)	(28,539)
Impact of change in foreign exchange rates	430	(323)
Organic revenue growth (Non-GAAP)	$65,949	$58,644

Net commissions and fees revenue growth rate (GAAP)	25.7%	20.2%
Less: Impact of contingent commissions (1)	0.2	0.3
Net commissions and fees revenue excluding contingent commissions growth rate (2)	25.9%	20.5%
Less: Mergers and acquisitions Net commissions and fees revenue excluding contingent commissions (3)	(13.1)	(6.7)
Impact of change in foreign exchange rates (4)	0.1	(0.1)
Organic Revenue Growth Rate (Non-GAAP)	12.9%	13.7%
(1)Calculated by subtracting Net commissions and fees revenue growth rate from net commissions and fees revenue excluding contingent commissions growth rate and revenue from sold businesses.
(2)Calculated by dividing the change in Total net commissions & fees revenue excluding contingent commissions by prior year net commissions and fees excluding contingent commissions and revenue from sold businesses.
(3)Calculated by taking the mergers and acquisitions net commissions and fees revenue excluding contingent commissions, representing the first 12 months of net commissions and fees revenue generated from acquisitions, divided by prior period net commissions and fees revenue excluding contingent commissions and revenue from sold businesses.
(4)Calculated by taking the change in foreign exchange rates divided by prior period net commissions and fees revenue excluding contingent commissions and revenue from sold businesses.

Reconciliation of Adjusted Compensation and Benefits Expense to Compensation and Benefits Expense

	Three Months Ended March 31,
(in thousands, except percentages)	2025	2024
Total revenue	$690,166	$552,046
Compensation and benefits expense	$430,289	$373,527
Acquisition-related expense	(3,479)	(226)
Acquisition related long-term incentive compensation	(8,331)	1,627
Restructuring and related expense	—	(26,184)
Amortization and expense related to discontinued prepaid incentives	(1,178)	(1,412)
Equity-based compensation	(14,569)	(9,515)
Initial public offering related expense	(5,304)	(7,795)
Adjusted compensation and benefits expense (1)	$397,428	$330,022
Compensation and benefits expense ratio	62.3%	67.7%
Adjusted compensation and benefits expense ratio	57.6%	59.8%
(1)Adjustments made to Compensation and benefits expense are described in the definition of Adjusted EBITDAC in
“Non-GAAP Financial Measures and Key Performance Indicators.”
Reconciliation of Adjusted General and Administrative Expense to General and Administrative Expense

	Three Months Ended March 31,
(in thousands, except percentages)	2025	2024
Total revenue	$690,166	$552,046
General and administrative expense	$106,060	$75,867
Acquisition-related expense	(13,823)	(8,211)
Restructuring and related expense	—	(2,854)
Adjusted general and administrative expense (1)	$92,237	$64,802
General and administrative expense ratio	15.4%	13.7%
Adjusted general and administrative expense ratio	13.4%	11.7%
(1)Adjustments made to General and administrative expense are described in the definition of Adjusted EBITDAC in
“Non-GAAP Financial Measures and Key Performance Indicators.”

Reconciliation of Adjusted EBITDAC to Net Income (Loss)

	Three Months Ended March 31,
(in thousands, except percentages)	2025	2024
Total revenue	$690,166	$552,046
Net income (loss)	$(4,389)	$40,677
Interest expense, net	54,508	29,400
Income tax expense	55,430	6,426
Depreciation	2,639	2,080
Amortization	64,985	27,988
Change in contingent consideration (1)	(14,042)	(65)
EBITDAC	$159,131	$106,506
Acquisition-related expense	17,302	8,437
Acquisition related long-term incentive compensation	8,331	(1,627)
Restructuring and related expense	—	29,038
Amortization and expense related to discontinued prepaid incentives	1,178	1,412
Other non-operating loss (income)	(377)	1,752
Equity-based compensation	14,569	9,515
IPO related expenses	5,304	7,795
(Income) from equity method investments in related party	(4,937)	(5,606)
Adjusted EBITDAC	$200,501	$157,222
Net income (loss) margin	(0.6)%	7.4%
Adjusted EBITDAC margin	29.1%	28.5%
(1)For the three months ended March 31, 2025, Change in contingent consideration included a $12.4 million decrease in valuation of the US Assure contingent consideration as a result of increased loss ratios impacting projected profit commissions.

Reconciliation of Adjusted Net Income to Net Income (Loss)

	Three Months Ended March 31,
(in thousands, except percentages)	2025	2024
Total revenue	$690,166	$552,046
Net income (loss)	$(4,389)	$40,677
Income tax expense	55,430	6,426
Amortization	64,985	27,988
Amortization of deferred debt issuance costs (1)	2,374	3,409
Change in contingent consideration	(14,042)	(65)
Acquisition-related expense	17,302	8,437
Acquisition related long-term incentive compensation	8,331	(1,627)
Restructuring and related expense	—	29,038
Amortization and expense related to discontinued prepaid incentives	1,178	1,412
Other non-operating loss (income)	(377)	1,752
Equity-based compensation	14,569	9,515
IPO related expenses	5,304	7,795
(Income) from equity method investments in related party	(4,937)	(5,606)
Adjusted income before income taxes (2)	$145,728	$129,151
Adjusted income tax expense (3)	(37,889)	(33,734)
Adjusted net income	$107,839	$95,417
Net income (loss) margin	(0.6)%	7.4%
Adjusted net income margin	15.6%	17.3%
(1)Interest expense, net includes amortization of deferred debt issuance costs.
(2)Adjustments made to Net income (loss) are described in the definition of Adjusted EBITDAC in “Non-GAAP
Financial Measures and Key Performance Indicators.”
(3)The Company is subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to our allocable share of any net taxable income of the LLC. For the three months ended March 31, 2025, this calculation of adjusted income tax expense is based on a federal statutory rate of 21% and a combined state income tax rate net of federal benefits of 5.00% on 100% of our adjusted income before income taxes as if the
Company owned 100% of the LLC. For the three months ended March 31, 2024, this calculation of adjusted income tax expense is based on a federal statutory rate of 21% and a combined state income tax rate net of federal benefits of 5.12% on 100% of our adjusted income before income taxes as if the Company owned 100% of the LLC.

Reconciliation of Adjusted Diluted Earnings per Share to Diluted Earnings per Share

	Three Months Ended March 31,
	2025	2024
Earnings (loss) per share of Class A common stock – diluted	$(0.22)	$0.13
Less: Net income attributed to dilutive shares and substantively vested RSUs (1)	—	(0.07)
Plus: Impact of all LLC Common Units exchanged for Class A shares (2)	0.20	0.09
Plus: Adjustments to Adjusted net income (3)	0.43	0.20
Plus: Dilutive impact of unvested equity awards (4)	(0.02)	—
Adjusted diluted earnings per share	$0.39	$0.35

(Share count in ’000)
Weighted-average shares of Class A common stock outstanding – diluted	125,420	269,922
Plus: Impact of all LLC Common Units exchanged for Class A shares (2)	136,064	—
Plus: Dilutive impact of unvested equity awards (4)	17,783	4,854
Adjusted diluted earnings per share diluted share count	279,267	274,776
(1)Adjustment removes the impact of Net income (loss) attributed to dilutive awards and substantively vested RSUs to arrive at Net income (loss) attributable to Ryan Specialty Holdings, Inc. For the three months ended March 31,
2025 and 2024, this removes $0 million and $17.7 million of Net income (loss), respectively, on 125.4 million and
269.9 million Weighted-average shares of Class A common stock outstanding - diluted, respectively. See “Note 9,
Earnings (Loss) Per Share” of the unaudited quarterly consolidated financial statements.
(2)For comparability purposes, this calculation incorporates the Net income (loss) that would be distributable if all LLC
Common Units (together with shares of Class B common stock). For the three months ended March 31, 2025 and
2024, this includes $23.3 million and $24.1 million of Net income (loss), respectively, on 261.5 million and 269.9 million Weighted-average shares of Class A common stock outstanding - diluted, respectively. For the three months ended March 31, 2024, 140.4 million weighted average outstanding LLC Common Units were considered dilutive and included in the 269.9 million Weighted-average shares of Class A common stock outstanding - diluted within Diluted EPS. See “Note 9, Earnings (Loss) Per Share” of the unaudited quarterly consolidated financial statements.
(3)Adjustments to Adjusted net income are described in the footnotes of the reconciliation of Adjusted net income to
Net income (loss) in “Adjusted Net Income and Adjusted Net Income Margin” on 261.5 million and 269.9 million
Weighted-average shares of Class A common stock outstanding - diluted for the three months ended March 31,
2025 and 2024, respectively.
(4)For comparability purposes and to be consistent with the treatment of the adjustments to arrive at Adjusted net income, the dilutive effect of unvested equity awards as well as outstanding vested options and vested Class C
Incentive Units is calculated using the treasury stock method as if the weighted-average unrecognized cost associated with the awards was $0 over the period, less any unvested equity awards determined to be dilutive within the Diluted EPS calculation disclosed in “Note 9, Earnings (Loss) Per Share” of the unaudited quarterly consolidated financial statements. For the three months ended March 31, 2025 and 2024, 17.8 million and 4.9 million shares were added to the calculation, respectively.

Reconciliation of Credit Adjusted EBITDAC to Net Income (Loss)

(in thousands)	Twelve Months Ended March 31, 2025
Total Revenue	$2,653,830
Net Income	$184,847
Interest expense, net	183,556
Income tax expense	91,645
Depreciation	10,344
Amortization	194,842
Change in contingent consideration (1)	(36,836)
EBITDAC	$628,398
Acquisition-related expense	78,707
Acquisition related long-term incentive compensation	34,904
Restructuring and related expense	30,659
Amortization and expense related to discontinued prepaid incentives	4,926
Other non-operating loss	12,912
Equity-based compensation	57,092
IPO related expenses	24,466
(Income) from equity method investments in related party	(17,562)
Adjusted EBITDAC (2)	$854,502
Credit adjustments (3)	77,923
Credit Adjusted EBITDAC	$932,425
(1)For the twelve months ended March 31, 2025, Change in contingent consideration included a $37.9 million decrease in valuation of the US Assure contingent consideration as a result of increased loss ratios impacting projected profit commissions.
(2)Adjustments made to Net income (loss) are described in the definition of Adjusted EBITDAC in “Non-GAAP
Financial Measures and Key Performance Indicators.”
(3)Adjustments made to Adjusted EBITDAC represent (without duplication) additional adjustments permitted under our debt agreements.